Exhibit 99

Report of Independent Registered Public Accounting Firm

The Board of Directors
PrivateBancorp, Inc.

We have reviewed the accompanying consolidated statement of financial condition of PrivateBancorp, Inc. and subsidiaries (the “Company”) as of September 30, 2012, and the related consolidated statements of income and comprehensive income for the three-month and nine-month periods ended September 30, 2012 and 2011, and the consolidated statements of changes in equity and cash flows for the nine-month periods ended September 30, 2012 and 2011. These consolidated financial statements are the responsibility of the Company's management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquires of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the consolidated financial statements referred to above for them to be in conformity with U.S. generally accepted accounting principles.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated statement of financial condition of PrivateBancorp, Inc. and subsidiaries as of December 31, 2011, and the related consolidated statements of income, changes in equity, and cash flows for the year then ended, not presented herein, and in our report dated February 27, 2012, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying consolidated statement of financial condition as of December 31, 2011, is fairly stated, in all material respects, in relation to the consolidated statement of financial condition from which it has been derived.

/s/ Ernst & Young
ERNST & YOUNG LLP

Chicago, Illinois
October 31, 2012